Exhibit 99.1

For immediate release

Nexen Prices Offering of US$1.0 billion of 10-year and 30-year Senior Notes

Calgary, Alberta, July 27, 2009 – Nexen Inc. today priced and agreed to issue US$1.0 billion of senior notes, consisting of US$300 million principal amount of 6.20% senior notes due July 30, 2019 and US$700 million principal amount of 7.50% senior notes due July 30, 2039. The 6.20% senior notes were sold at a price of 99.801% per note to yield 6.227% to maturity. The 7.50% senior notes were sold at a price of 99.445% per note to yield 7.547% to maturity.

The net proceeds from the offering of the senior notes will be used for general corporate purposes, including the repayment of outstanding debt under our revolving bank credit facility and the funding of our capital expenditure program announced in December 2008. Any funds that are not immediately required for such purposes will be invested in short-term marketable securities. The notes will be unsecured and rank equally with Nexen’s other senior unsecured debt. The underwriting syndicate is lead managed by Banc of America Securities LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc.

The notes will be issued under Nexen’s shelf prospectus dated June 5, 2009.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. A copy of the prospectus supplement relating to these securities may be obtained from: Nexen Inc. 801 - 7th Ave S.W., Calgary, Alberta, Canada T2P 3P7.

Nexen Inc. is an independent, Canadian-based global energy company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the North Sea, Western Canada (including the Athabasca oil sands of Alberta and unconventional gas resource plays such as shale gas and coalbed methane), deep-water Gulf of Mexico, offshore West Africa and the Middle East. We add value for shareholders through successful full-cycle oil and gas exploration and development and leadership in ethics, integrity, governance and environmental protection.

For further information, please contact:

Michael J. Harris, CA

Vice President, Investor Relations

(403) 699-4688

Tim Chatten, P.Eng

Analyst, Investor Relations

(403) 699-4244

801 – 7th Ave SW

Calgary, Alberta, Canada T2P 3P7

www.nexeninc.com

Forward-Looking Statements

Certain statements in this report constitute “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995) or “forward-looking information” (within the meaning of applicable Canadian securities legislation). Such statements or information (together “forward-looking statements”) are generally identifiable by the forward-looking terminology used such as “anticipate”, “believe”, “intend”, “plan”, “expect”, “estimate”, “budget”, “outlook”, “forecast” or other similar words and include statements relating to or associated with individual wells, regions or projects. Any statements as to possible future crude oil, natural gas or chemicals prices, future production levels, future cost recovery oil revenues from our Yemen operations, future capital expenditures and their allocation to exploration and development activities, future earnings, future asset dispositions, future sources of funding for our capital program, future debt levels, availability of committed credit facilities, possible commerciality, development plans or capacity expansions, future ability to execute dispositions of assets or businesses, future cash flows and their uses, future drilling of new wells, ultimate recoverability of current and long-term assets, ultimate recoverability of reserves or resources, expected finding and development costs, expected operating costs, future demand for chemicals products, estimates on a per share basis, sales, future expenditures and future allowances relating to environmental matters and dates by which certain areas will be developed, come on stream, or reach expected operating capacity and changes in any of the foregoing are forward-looking statements. Statements relating to “reserves” or “resources” are forward-looking statements, as they involve the implied assessment, based on estimates and assumptions, that the reserves and resources described exist in the quantities predicted or estimated, and can be profitably produced in the future.

The forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Such factors include, among others: market prices for oil and gas and chemicals products; our ability to explore, develop, produce, upgrade and transport crude oil and natural gas to markets; ultimate effectiveness of design modifications to facilities; the results of exploration and development drilling and related activities; volatility in energy trading markets; foreign-currency exchange rates; economic conditions in the countries and regions in which we carry on business; governmental actions including changes to taxes or royalties, changes in environmental and other laws and regulations; renegotiations of contracts; results of litigation, arbitration or regulatory proceedings; and political uncertainty, including actions by terrorists, insurgent or other groups, or other armed conflict, including conflict between states. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these factors are interdependent, and management’s future course of action would depend on our assessment of all information at that time.

Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, no assurances can be given as to future results, levels of activity and achievements. Undue reliance should not be placed on the statements contained herein, which are made as of the date hereof and, except as required by law, Nexen undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained herein are expressly qualified by this cautionary statement. Readers should also refer to Items 1A and 7A in our 2008 Annual Report on Form 10-K for further discussion of the risk factors.